As filed with the Securities and Exchange Commission on June 9, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIMONEIRA COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0260692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1141 Cummings Road
Santa Paula, California 93060
(805) 525-5541
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Harold S. Edwards
President and Chief Executive Officer
Limoneira Company
1141 Cummings Road
Santa Paula, California 93060
(805) 525-5541
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:
Stephen C. Mahon, Esq.
Alison N. LaBruyere, Esq.
Squire Patton Boggs (US) LLP
1230 Peachtree Street NE
Atlanta, GA 30309
Telephone: (678) 272-3228
Telecopy: (678) 272-3211

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☒ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common Stock, par value $0.01 per share	$150,000,000	$19,470

(1)
An indeterminate amount of shares of common stock is being registered as may from time to time be offered hereunder at indeterminate prices. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Securities having an aggregate offering price of $81,000,036 registered under registration statement No. 333-217622, initially filed by the registrant on May 3, 2017, remain unsold. Pursuant to Rule 457(p) of the Securities Act, the filing fee of $9,387.90 previously paid in connection with such unsold securities is being used to offset the registration fee currently due. As a result, a filing fee of $10,082.10 is being paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated June 9, 2020
$150,000,000
PROSPECTUS
Limoneira Company
Common Stock

We may from time to time issue, in one or more offerings, up to $150,000,000 in aggregate principal amount of our common stock. This prospectus describes the general terms and the general manner in which the common stock will be offered. We will provide the specific terms of the shares of common stock in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which our common stock will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in shares of our common stock.
We may offer shares of common stock in amounts, at prices and on terms determined at the time of offering. The shares of common stock may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares of common stock, we will name them and describe their compensation in a prospectus supplement.
Our common stock trades on the NASDAQ Global Select Market under the symbol LMNR. On June 8, 2020, the closing sale price of our common stock was $14.15 per share.

Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf’ registration process. Under this shelf registration process, we may from time to time sell shares of common stock described in this prospectus in one or more offerings for an aggregate initial offering price of up to $150,000,000.
This prospectus provides you with a general description of the shares of common stock we may offer. Each time we sell shares of common stock under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement(s) together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.
We have not authorized anyone to provide you with information that is different or inconsistent with the information contained in, or incorporated by reference in, this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “Limoneira,” the “Company,” “us” and similar designations refer, collectively, to Limoneira Company, a Delaware corporation, and its consolidated subsidiaries.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended October 31, 2019 on file with the SEC, which are incorporated by reference in this prospectus and which will be updated in our Quarterly Reports on Form 10-Q, also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which is available at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.limoneira.com. Our website is not a part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (Commission File No. 001-34755) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of our common stock under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the year ended October 31, 2019, filed on January 14, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed on February 18, 2020;

•
Quarterly Reports on Form 10-Q for the quarters ended January 31, 2020 and April 30, 2020, filed on March 11, 2020 and June 9, 2020, respectively;

•
Current Reports on Form 8-K, filed on March 16, 2020, March 30, 2020, and April 23, 2020;

•
The description of our common stock contained in our registration statement on Form 8-A, filed on May 25, 2010, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:
Limoneira Company
1141 Cummings Road
Santa Paula, California 93060
Attn: Investor Relations
(Telephone: (805) 525-5541)
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the fact that they do not relate strictly to historical or current facts and may include the words “may,” “will,” could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. We have based these forward-looking statements on our current expectations about future events. The forward-looking statements include statements that reflect management’s beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy and our current and future development plans.
The potential risks and uncertainties that could cause our actual financial condition, results of operations and future performance to differ materially from those expressed or implied in this prospectus include:
•
changes in laws, regulations, rules, quotas, tariffs and import laws;

•
adverse weather conditions, natural disasters and other adverse natural conditions, including freezes, rains, fires and droughts, that affect the production, transportation, storage, import and export of fresh produce;

•
market responses to industry volume pressures;

•
increased pressure from disease, insects and other pests;

•
disruption of water supplies or changes in water allocations;

•
product and raw materials supplies and pricing;

•
energy supply and pricing;

•
changes in interest and currency exchange rates;

•
availability of financing for development activities;

•
general economic conditions for residential and commercial real estate development;

•
political changes and economic crises;

•
international conflict;

•
acts of terrorism;

•
labor disruptions, strikes, shortages or work stoppages;

•
potential negative impacts related to COVID-19 and the effectiveness of the Company’s responses to the pandemic;

•
loss of important intellectual property rights; and

•
other factors disclosed in this prospectus or any accompanying prospectus supplement.

In addition, this prospectus contains industry data related to our business and the markets in which we operate. This data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results could differ from the projections. We urge you to carefully review this prospectus, particularly the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus for a description of these risks and uncertainties as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this prospectus, some of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
ABOUT LIMONEIRA COMPANY
Limoneira Company was incorporated in Delaware in 1990 as the successor to several businesses with operations in California since 1893. We are primarily an agribusiness company founded and based in Santa Paula, California, committed to responsibly using and managing our approximately 15,700 acres of land, water resources and other assets to maximize long-term stockholder value. Our current operations consist of fruit production, sales and marketing, rental operations, real estate and capital investment activities. Since May 27, 2010, our common stock has traded on the NASDAQ Global Select Market under the symbol “LMNR.”
We are one of California’s oldest citrus growers. According to Sunkist Growers, Inc., we are one of the largest growers of lemons in the United States and, according to the California Avocado Commission, one of the largest growers of avocados in the United States. In addition to growing lemons and avocados, we grow oranges and a variety of specialty citrus and other crops. We have agricultural plantings throughout Ventura, Tulare, San Luis Obispo and San Bernardino Counties in California, Yuma County in Arizona, La Serena, Chile and Jujuy, Argentina, which collectively consist of approximately 6,200 acres of lemons, 900 acres of avocados, 1,600 acres of oranges and 1,000 acres of specialty citrus and other crops. We also operate our own packinghouses in Santa Paula and Oxnard, California and Yuma, Arizona, where we process, pack and sell lemons that we grow, as well as lemons grown by others. We have a 47% interest in Rosales S.A., a citrus packing, marketing and sales business, a 90% interest in Fruticola Pan de Azucar S.A. (“PDA”), a lemon and orange orchard and 100% interest in Agricola San Pablo, SpA (“San Pablo”), a lemon and orange orchard, all of which are located near La Serena, Chile. We have a 51% interest in a joint venture, Trapani Fresh Consorcio de Cooperacion (“Trapani Fresh”), a lemon growing, packing, marketing and selling business in Argentina.
Our water resources include water rights, usage rights and pumping rights to the water in aquifers under, and canals that run through, the land we own. Water for our farming operations is sourced from the existing water resources associated with our land, which includes rights to water in the adjudicated Santa Paula Basin (aquifer) and the un-adjudicated Fillmore and Paso Robles Basins (aquifers). We use ground water from the San Joaquin Valley Basin and water from local water and irrigation districts in Tulare County, which is in California’s San Joaquin Valley. We also use ground water from the Cadiz Valley Basin in California’s San Bernardino County and surface water in Arizona from the Colorado River through the Yuma Mesa Irrigation and Drainage District (“YMIDD”). We use ground water provided by wells and surface water for our PDA and San Pablo farming operations in Chile and our Trapani Fresh farming operations in Argentina.
For more than 100 years, we have been making strategic investments in California agriculture and real estate. We currently have an interest in three real estate development projects in California. These projects include multi-family housing and single-family homes comprising approximately 260 completed rental units and another approximately 1,500 units in various stages of planning and development.
Our principal executive offices are located at 1141 Cummings Road, Santa Paula, California 93060 and our telephone number is (805) 525-5541.
Limoneira is a registered trademark of Limoneira Company. The Limoneira logo is a registered stylized trademark of Limoneira Company.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of shares of our common stock offered under this prospectus for general corporate purposes, which may include, among other things: reducing or refinancing indebtedness; acquiring assets, businesses or securities; making capital expenditures and for working capital, as well as for repurchasing stock. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such shares of common stock. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

DESCRIPTION OF CAPITAL STOCK
General
Our certificate of incorporation currently authorizes the issuance of up to 39,100,000 shares of capital stock, consisting of 39,000,000 shares of common stock, par value $0.01 per share; 50,000 shares of Class A Preferred Stock, par value $0.01 per share; and 50,000 shares of Class B Preferred Stock, par value $100 per share. The following description of our capital stock is a summary and is qualified by the provisions of our certificate of incorporation and bylaws, copies of which are exhibits to the registration statement of which this prospectus forms a part.
Common Stock
We have 39,000,000 authorized shares of common stock, par value $0.01 per share. On June 1, 2020, there were 17,857,707 shares of our common stock outstanding. Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably, dividends when, as and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on any preferred stock. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Our outstanding common stock is duly authorized and validly issued, fully paid and nonassessable. In the event we were to elect to sell additional shares of common stock, holders of our common stock would have no right to purchase additional shares. As a result, the common stockholders’ percentage equity interest would be diluted.
Preferred Stock
We have 100,000 authorized shares of preferred stock, consisting of (i) 50,000 shares of Class A Preferred Stock, par value $0.01 per share, of which 20,000 shares have been designated as Series A Junior Participating Preferred Stock, and (ii) 50,000 shares of Class B Preferred Stock, par value $100 per share, of which 30,000 shares have been designated as Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) and 10,000 shares have been designated as Series B-2 4% Voting Preferred Stock (the “Series B-2 Preferred Stock”). We may issue preferred stock in one or more series and having the rights, privileges and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by our board of directors. Preferred stock may be issued in the future in connection with acquisitions, financing or other matters, as our board of directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of the series of preferred stock will be filed with the Delaware Secretary of State. The effect of this preferred stock designation power is that our board of directors alone, subject to federal securities laws, applicable blue sky laws and Delaware law, may be able to authorize the issuance of preferred stock that could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock, including the loss of voting controls to others. Below is a description of each class of preferred stock as of June 1, 2020.
Series A Junior Participating Preferred Stock
On October 31, 2006, our board of directors designated 20,000 shares of Class A Preferred Stock as Series A Junior Participating Preferred Stock, par value $0.01 per share. As of June 1, 2020, there were no shares of our Series A Participating Preferred Stock issued and outstanding. Our Series A Junior Preferred Stock has the following rights, preferences, privileges and restrictions:
Conversion. Shares of Series A Junior Participating Preferred Stock are not convertible.

Dividends. The holders of shares of our Series A Junior Participating Preferred Stock are entitled to receive cash dividends equal to the greater of (a) $1.00 or (b) 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount of all non-cash dividends, other than a dividend payable in, and declared on, our common stock. Such dividends are payable quarterly on or before the fifteenth day of January, April, July and October in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock.
Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of our Series A Junior Participating Preferred Stock are entitled to be paid out of the assets available for distribution, before any payment is made to the holders of our common stock or any other series or class of our shares ranking junior to the Series A Junior Participating Preferred Stock, an amount equal to $100.00 per share, plus an amount equal to all accrued and unpaid dividends. Following the payment in full of such liquidation preference, no additional distributions may be made to the holders of shares of our Series A Junior Participating Preferred Stock unless the holders of our common stock have received an amount per share equal to a specified quotient, and, upon payment in full to the holders of our common stock of an amount equal to such quotient, holders of shares of our Series A Junior Participating Preferred Stock and our common stock are entitled to receive their ratable and proportionate share of the remaining assets to be distributed in a specified ratio.
Voting Rights. Each share of Series A Junior Participating Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of our stockholders.
Redemption. Shares of Series A Junior Participating Preferred Stock are not redeemable.
Series B Convertible Preferred Stock
On May 21, 1997, our board of directors designated 30,000 shares of Class B Preferred Stock as Series B Convertible Preferred Stock, par value $100.00 per share. As of June 1, 2020, there were 14,790 shares of our Series B Convertible Preferred Stock, par value $100 per share, issued and outstanding. Our Series B Convertible Preferred Stock has the following rights, preferences, privileges and restrictions:
Conversion. The holders of shares of our Series B Convertible Preferred Stock have the right, at their option, to convert such shares into shares of common stock of the Company at any time prior to redemption. The conversion price is $8.00 per share of common stock. Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock, the conversion price shall be adjusted to reflect any dividends paid in common stock of the Company, the subdivision of the common stock of the Company into a greater number of shares of common stock of the Company or to prevent unfair dilution or increase of the converted common stock upon the advice of legal counsel.
Dividends. The holders of shares of our Series B Convertible Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of 8.75% of par value. Such dividends are payable quarterly on the first day of January, April, July and October in each year commencing July 1, 1997.
Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of our Series B Convertible Preferred Stock are entitled to be paid out of the assets available for distribution, before any payment is made to the holders of our common stock or any other series or class of our shares ranking junior to the Series B Convertible Preferred Stock, an amount equal to $100.00 per share, plus an amount equal to all accrued and unpaid dividends.
Voting Rights. Each holder of shares of our Series B Convertible Preferred Stock is entitled to ten votes on all matters submitted to a vote of the stockholders of the Company.
Redemption. The Company, at the option of the board of directors, may redeem the Series B Convertible Preferred Stock, as a whole or in part, at any time or from time to time on or after August 1, 2017 and before July 31, 2027, at a redemption price equal to $100.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.
Put Rights. At any time upon written notice to the Company given on or after July 1, 2017 and before June 30, 2027, any holders of record of our Series B Convertible Preferred Stock may cause the Company to repurchase all of the outstanding shares of the Series B Convertible Preferred Stock held by that stockholder at a repurchase price equal to its par value plus accrued and unpaid dividends thereon, to the date fixed for repurchase. The repurchase date, which will be fixed by the Company, will not be more than 90 days following the date of the written notice from the Series B Convertible Stockholder. The Company will provide notice regarding any such repurchase.
Series B-2 Preferred Stock
On March 19, 2014, our board of directors designated 10,000 shares of Class B Preferred Stock as Series B-2 Preferred Stock. As of June 1, 2020, there were 9,300 shares of our Series B-2 Preferred Stock issued and outstanding. Our Series B-2 Preferred Stock has the following rights, preferences, privileges and restrictions:
Conversion. Each share of the Series B-2 Preferred Stock is convertible into common stock at a conversion price equal to the greater of (a) the then-market price of the Company’s common stock based upon the closing price of the Company’s common stock on the NASDAQ Stock Market LLC or on such other principal market on which the Company’s common stock may then be trading and (b) $15.00 per share of common stock. Shares of the Series B-2 Preferred Stock may be converted into common stock (i) at any time prior to the redemption thereof, or (ii) in the event the option agreement between Associated Citrus Packers, Inc., an Arizona corporation and our wholly-owned subsidiary, and WPI-ACP Farm AZ, LLC, a Delaware limited liability company, dated March 21, 2014 (the “Option Agreement”) is terminated without all of the shares of Series B-2 Preferred Stock having been redeemed, within 30 calendar days following such termination.
Dividends. The holder of shares of the Series B-2 Preferred Stock is entitled to receive cumulative cash dividends at an annual rate of 4% of the liquidation value of $1,000 per share. Such dividends are payable quarterly on the first day of January, April, July and October in each year commencing July 1, 2014.
Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of our Series B-2 Preferred Stock are entitled to be paid out of the assets available for distribution, before any payment is made to the holders of the Company’s common stock or any other series or class of the Company’s shares ranking junior to the Series B-2 Preferred Stock, an amount equal to the liquidation value of $1,000 per share, plus an amount equal to all accrued and unpaid dividends.
Voting Rights. Each share of Series B-2 Preferred Stock is entitled to one vote on all matters submitted to a vote of the Company’s stockholders.
Redemption. The Company may redeem shares of Series B-2 Preferred Stock only (i) from WPI-ACP Holdings, LLC or its designee (“WPI”) and (ii) upon, and to the extent of, WPI’s election to exercise its option pursuant to the Option Agreement, at a redemption price equal to the liquidation value of $1,000 per share, plus accrued and unpaid dividends.
Transfer Restriction. The shares of the Series B-2 Preferred Stock may not be transferred without the consent of the Company, which shall not be unreasonably withheld.
Anti-Takeover Effects
Effects of Authorized but Unissued Stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Select Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our Company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.
Certificate of Incorporation and Bylaws
Various provisions of our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
No Stockholder Action by Written Consent. Our certificate of incorporation prohibits stockholder action by written consent.
Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our board of directors, a committee of the board of directors or one or more stockholders holding shares that in the aggregate are entitled to cast ten percent of the votes at that meeting.
Classified Board of Directors. Our certificate of incorporation divides our board of directors into three classes of directors who are elected for three-year terms. Therefore, the full board of directors is not subject to re-election at each annual meeting of our stockholders. Our holders of capital stock are entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of the election of directors, by a plurality) of the votes entitled to be cast by all holders of capital stock voting as a single class.
Limits on Ability of Stockholders to Elect and Remove Directors. Our board of directors has the sole right to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors. In addition, directors may only be removed by the action of the holders of at least two-thirds of the outstanding shares of our capital stock, voting together as a single class.
Authorized But Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without the approval of holders of common stock. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans.
Supermajority Requirement for Amendment of Bylaws. Under our bylaws, the holders of at least two-thirds of the outstanding shares of our capital stock, voting together as a single class, must act to amend our bylaws by stockholder action. The board of directors also has the ability to amend the bylaws without stockholder consent.
Business Combinations and other Significant Corporate Transactions with Substantial Stockholders. Our certificate of incorporation requires the affirmative vote of 66 2/3% of the total voting power of all outstanding securities entitled to vote generally in the election of directors to approve certain business combinations and other significant corporate transactions if a substantial stockholder (as defined in our certificate of incorporation) or an affiliate of a substantial stockholder (as defined in our certificate of incorporation) is a party to the transaction. Two-thirds of the board of directors may, in all such cases, determine not to require such 66 2/3% affirmative vote.
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice. To be timely, the stockholder’s notice must be received at our principal executive offices not earlier than the November 15 immediately preceding the annual meeting nor later than the close of business on the ninetieth (90th) day immediately preceding the scheduled date of the annual meeting. The notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (b) such person’s written consent, and (c) such other information as we may reasonably require to determine the eligibility to serve as a director, including information relevant to a determination whether such proposed nominee can be considered an independent director; (ii) as to each other matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought and the reasons for conducting such business at the annual meeting and (b) any material interest of the stockholder in such business; and (iii) as to the stockholder giving the notice: (a) the name and record address of the stockholder and (b) the class, series and number of shares of stock which are beneficially owned by the stockholder. This is the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in our notice of meeting) before an annual meeting of stockholders.
Directors’ Liability
Our certificate of incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duties to us or our stockholders as a director, except for liability:
•
for any breach of the director’s duty of loyalty to us or our stockholders;

•
for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;

•
for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

•
for transactions where the director derived any improper personal benefit.

Our certificate of incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.
Our bylaws provide that we shall, to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), indemnify our directors; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors. We shall indemnify any director or other person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by the board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION
We may sell the shares of common stock being offered hereby in one or more of the following ways from time to time:
•
through agents to the public or to investors;

•
to underwriters for resale to the public or to investors;

•
in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
directly to investors; or

•
through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of a particular offering of shares of common stock, including:
•
the name or names of any agents or underwriters;

•
the purchase price of the securities being offered and the proceeds we will receive from the sale;

•
any overallotment options under which underwriters may purchase additional shares of common stock from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or re-allowed or paid to dealers; and

•
any securities exchanges or markets on which such shares of common stock may be listed.

Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases of shares of our common stock for the period of their appointment or to sell such shares of common stock on a continuing basis.
Underwriters
If we use underwriters for a sale of shares of common stock, the underwriters will acquire the common stock for their own account. The underwriters may resell the shares of common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to the conditions set forth in the applicable underwriting agreement and the underwriters will be obligated to purchase all such shares if any are purchased. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the shares of common stock offered by the prospectus supplement.
Direct Sales
We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Trading Markets and Listing of Securities
Our common stock is listed on the NASDAQ Global Select Market. We cannot give any assurance as to the liquidity of the trading market for shares of our common stock.
Stabilization Activities
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Passive Market Making
Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
FINRA
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participated in the offering or affiliates or associated persons of such FIINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS
The validity of the shares of common stock in respect of which this prospectus is being delivered will be passed upon by Squire Patton Boggs (US) LLP, Columbus, Ohio. Attorneys at Squire Patton Boggs (US) LLP beneficially own 3,690 shares of our common stock.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K as of and for the year ended October 31, 2019, and the effectiveness of Limoneira Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Limoneira Company as of October 31, 2018 and for each of the two years in the period ended October 31, 2018, appearing in Limoneira Company’s Annual Report (Form 10-K) for the year ended October 31, 2019, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Limoneira Lewis Community Builders, LLC as of October 31, 2019 and for the year then ended, appearing in Limoneira Company’s Annual Report (Form 10-K) for the year ended October 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.*

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered shares, other than underwriting discounts and commissions.
SEC registration fee		$19,470
Printing and engraving		*
Accounting services		*
Legal fees of registrant’s counsel		*
Miscellaneous		*
Total	$	*

*
Estimated expenses are not presently known.

Item 15.
Indemnification of Directors and Officers.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation and bylaws provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under the DGCL.
Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:
•
for any breach of the director’s duty of loyalty to us or our stockholders;

•
for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;

•
for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

•
for transactions where the director derived any improper personal benefit.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

There is currently pending no material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Item 16.
Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.
Item 17.
Undertakings.

The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That: Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Paula, State of California, on June 9, 2020.
LIMONEIRA COMPANY
By:	/s/ Harold S. Edwards
Name:	Harold S. Edwards
Title:	Director, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
We, the undersigned officers and directors of Limoneira Company, hereby severally constitute and appoint Harold S. Edwards and Mark Palamountain, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Limoneira Company to comply with the provisions of the Securities Act, and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments (including post-effective amendments) thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Harold S. Edwards Harold S. Edwards	Director, President and Chief Executive Officer (Principal Executive Officer)	June 9, 2020
/s/ Mark Palamountain Mark Palamountain	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	June 9, 2020
/s/ Elizabeth Blanchard Chess Elizabeth Blanchard Chess	Director	June 9, 2020
/s/ Gordon E. Kimball Gordon E. Kimball	Director	June 9, 2020
/s/ John W. H. Merriman John W. H. Merriman	Director	June 9, 2020
/s/ Donald R. Rudkin Donald R. Rudkin	Director	June 9, 2020
/s/ Robert M. Sawyer Robert M. Sawyer	Director	June 9, 2020
/s/ Scott S. Slater Scott S. Slater	Director	June 9, 2020
/s/ Edgar Terry Edgar Terry	Director	June 9, 2020

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1	Certificate of Merger of Limoneira Company and The Samuel Edwards Associates into Limoneira Company, dated October 31, 1990 (Incorporated by reference to exhibit 3.2 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
2.2	Certificate of Merger of McKevett Corporation into Limoneira Company dated December 31, 1994 (Incorporated by reference to exhibit 3.3 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
2.3	Agreement of Merger Between Ronald Michaelis Ranches, Inc. and Limoneira Company, dated June 24, 1997 (Incorporated by reference to exhibit 3.6 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
4.1	Restated Certificate of Incorporation of Limoneira Company, dated July 5, 1990 (Incorporated by reference to exhibit 3.1 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
4.2	Certificate of Amendment of Certificate of Incorporation of Limoneira Company, dated April 22, 2003 (Incorporated by reference to exhibit 3.7 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
4.3	Certificate of Amendment of Certificate of Incorporation of Limoneira Company, dated March 24, 2010 (Incorporated by reference to exhibit 3.9 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
4.4	Certificate of Amendment of Certificate of Incorporation of Limoneira Company, dated March 29, 2017 (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 31, 2017 (File No. 001-34755)).
4.5	Amended and Restated Bylaws of Limoneira Company (Incorporated by reference to exhibit 3.10 to the Company’s Annual Report on Form 10-K, filed January 14, 2013 (File No. 001-34755)).
4.5.1	Amendment to Amended and Restated Bylaws of Limoneira Company (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 25, 2013 (File No. 001-34755)).
4.5.2	Amendment to Amended and Restated Bylaws of Limoneira Company (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K, filed December 18, 2014 (File No. 001-34755)).
4.5.3	Amendment to Amended and Restated Bylaws of Limoneira Company (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K, filed January 25, 2017 (File No. 001-34755)).
4.5.4	Amendment to Amended and Restated Bylaws of Limoneira Company (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 26, 2017 (File No. 001-34755)).
4.6	Specimen Certificate representing shares of Common Stock, par value $0.01 per share (Incorporated by reference to exhibit 4.1 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).

Exhibit No.	Description
4.7	Certificate of Designation, Preferences and Rights of $8.75 Voting Preferred Stock, $100.00 Par Value, Series B of Limoneira Company, dated May 21, 1997 (Incorporated by reference to exhibit 3.4 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
4.8	Amended Certificate of Designation, Preferences and Rights of $8.75 Voting Preferred Stock, $100.00 Par Value, Series B of Limoneira Company, dated May 21, 1997 (Incorporated by reference to exhibit 3.5 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
4.9	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, $0.01 Par Value, of Limoneira Company, dated November 21, 2006 (Incorporated by reference to exhibit 3.8 to the Company’s Registration Statement on Form 10, and amendments thereto, which became effective on April 13, 2010 (File No. 000-53885)).
4.10	Certificate of Designation, Preferences and Rights of 4% Voting Preferred Stock, $100.00 Par Value, Series B-2 of Limoneira Company, dated March 20, 2014 (Incorporated by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 24, 2014 (File No. 001-34755)).
5.1**	Opinion of Squire Patton Boggs (US) LLP
23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2**	Consent of Ernst & Young LLP
23.3**	Consent of Ernst & Young LLP
23.4**	Consent of Ernst & Young LLP
23.5**	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)
24.1**	Powers of Attorney (included in the signature pages to the Registration Statement)

*
To be filed, if necessary, by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.